UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

SERVICES ACQUISITION CORP. INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Olas Boulevard, Suite 1140
Fort Lauderdale, Florida 33301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (954) 713-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as Amendment Number 2 to our Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (‘‘SEC’’) on July 6, 2005 and amended on July 7, 2005. We are filing this form 8-K/A to restate our financial statements for the period from inception to July 7, 2005 to reflect changes related to the classification of and accounting for: (1) the warrants to purchase common stock associated with the units sold at the initial public offering of the Company and (2) warrants to purchase common stock embedded in a option to purchase units consisting of one share and one warrant to purchase one additional share, issued to Broadband Capital in connection with the initial public offering. The Company had previously classified the value of these warrants to purchase common stock, when applicable, as equity. After further review, the Company has determined that these instruments should have been classified as derivative liabilities and therefore, the fair value of each instrument must be recorded as a derivative liability on the Company's balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in the Company’s statement of operations. Except as otherwise stated, all financial information contained in this Current Report on Form 8-K/A gives effect to these restatements. For information concerning the background of the restatements, the specific adjustments made, and see Note 2 to our Financial Statements.

This Form 8-K/A amends and restates only Exhibit 99.1 of Item 9.01 in this Current Report on Form 8-K as a result of the current restatements described above. For the convenience of the reader, this Form 8-K/A sets forth the entire Form 8-K which was prepared and relates to the Company as of July 7, 2005. However, this Form 8-K/A only amends and restates the Items described above to reflect the effects of the restatement and no attempt has been made to modify or update other disclosures presented in our July 7, 2005 Current Report on Form 8-K. Accordingly, except for the foregoing amended information, this Form 8-K/A continues to speak as of July 7, 2005 (the original filing date of the amended Form 8-K), and does not reflect events occurring after the filing of this Form 8-K and does not modify or update those disclosures affected by subsequent events. Forward looking statements made in the Form 8-K have not been revised to reflect events, results or developments that have become known to us after the date of the original filing (other than the current restatements described above), and such forward looking statements should be read in their historical context. Unless otherwise stated, the information in this Form 8-K/A not affected by such current restatements is unchanged and reflects the disclosures made at the time of the original filing.

Since July 7, 2005 there has been a Subsequent Event in which the Company has entered into a merger agreement on March 10, 2006 with Jamba Juice Company. An announcement of the merger was made on Monday, March 13, 2006, 2006 and the required 8-K filing, including all related exhibits, was submitted on March 16, 2006. On March 22, 2006 the Company filed an 8-K announcing that Jamba Juice Company shareholders had approved the merger. An excerpt of the two 8-K filings is provided below. On September 1, 2006, the Company filed an 8-K announcing that the agreements were modified to, among other things, extend the termination date thereunder to November 17, 2006.

When reading this 8-K/A, please note that all references are to the Company as is existed prior to the March 10, 2006 merger agreement. Whether or not the merger is consummated may have a material impact on the company. Disclosures related to such impact will be filed in the Company’s proxy filing soliciting shareholder approval.

Excerpts from March 16, 2006 8-K filing –

On March 10, 2006, Services Acquisition Corp. International (‘‘SVI’’) entered into an Agreement and Plan of Merger (‘‘Merger Agreement’’) with JJC Acquisition Company (‘‘JJC’’), a wholly-owned California corporate subsidiary of SVI, and Jamba Juice Company, a California corporation (‘‘Jamba Juice’’), pursuant to which JJC will merge into Jamba Juice and Jamba Juice will become a wholly-owned subsidiary of SVI. Following completion of the merger, it is anticipated that SVI will change its name to Jamba, Inc. Because SVI will have no other operating business following the merger, Jamba Juice will effectively become a public company at the conclusion of the merger. Jamba

Juice is headquartered in San Francisco, California.  Jamba Juice currently has 533 locations, 324 company-owned and 209 franchised, operating in 26 states, the District of Columbia and the Bahamas.

The Merger Agreement provides that at the closing of the merger, the Jamba Juice shareholders will be paid an aggregate of $265,000,000, less $16,000,000 for certain existing indebtedness and the amount of certain transaction related expenses, in cash, for all of the outstanding capital stock of Jamba Juice and the value of all shares of Jamba Juice capital stock issuable upon exercise of all ‘‘in-the-money’’ vested and unvested options and warrants of Jamba Juice, subject to the option holders and warrant holders, in certain instances, having the right to exchange their respective options and warrants into options and warrants of SVI, as further described below. A portion of the purchase price will be funded with cash currently being held in the trust fund established in connection with SVI’s initial public offering and the balance of the purchase price will be funded from the proceeds of a private placement financing, as discussed herein, that is expected to be completed simultaneously with the merger with Jamba Juice.

The Merger Agreement contains representations and warranties of each of SVI and Jamba Juice, as applicable, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capitalization, (c) the authorization, performance and enforceability of the Merger Agreement, (d) licenses and permits, (e) taxes, (f) absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, (h) material contracts, (i) title and condition of assets, (j) absence of certain changes, (k) employee and employee benefits matters, (l) compliance with applicable laws, (m) absence of litigation, (n) environmental matters, (o) franchise matters and (p) insurance.

Each of SVI and Jamba Juice has agreed to continue to operate its business in the ordinary course prior to the closing of the merger and additional material covenants include that (i) each party shall obtain all necessary approvals, including stockholder and governmental approvals; (ii) each party shall protect confidential information and maintain the confidentiality of the other’s proprietary information; and (iii) until termination of the Merger Agreement (except as discussed below), not to solicit or accept an alternative Acquisition Proposal, as such term is defined in the Merger Agreement.

The Merger Agreement also provides that if Jamba Juice terminates the Merger Agreement either because the board of directors of Jamba Juice recommends a superior Acquisition Proposal (as such term is defined in the Merger Agreement), the stockholders of Jamba Juice vote against the merger or the stockholders of Jamba Juice do not approve the merger by April 30, 2006, and within six months after the date of such termination, Jamba Juice either enters into a definitive agreement to consummate, or consummates any of the following transactions (whether in a single transaction or series of transactions) (i) a sale by Jamba Juice of all or substantially all of its assets or (ii) a sale of stock, merger, reorganization or other transaction that results in transfer of ownership of more than fifty percent of the capital stock of Jamba Juice outstanding on the date of termination of the merger agreement, then Jamba Juice shall promptly pay to SVI a fee in the amount of $10,000,000.

At the effective time of the merger, Jamba Juice’s obligations with respect to each outstanding unvested option (and unexercised vested option) and unexercised warrant (if amended in a manner reasonably acceptable to SVI) will be assumed by SVI, and SVI shall thereafter be obligated to issue SVI common stock upon the exercise thereof. Each Jamba Juice warrant shall be exercisable on the terms, and into the number of shares of SVI common stock, as set forth in the warrant agreement as so amended. Each Jamba Juice option assumed by SVI shall be subject to the same terms and conditions set forth in Jamba Juice’s stock option plans as in effect immediately prior to the merger, and (i) each Jamba Juice option will be exercisable for that number of shares of SVI common stock equal to the product of the number of shares of Jamba Juice common stock that were purchasable under such Jamba Juice option immediately prior to the merger multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of SVI common stock, and (ii) the per share exercise price for the shares of SVI common stock issuable upon exercise of each assumed Jamba Juice option will be equal to the quotient determined by dividing (A) the exercise price per share of

Jamba Juice common stock at which such Jamba Juice option was exercisable immediately prior to the merger by (B) the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. For purposes of the Merger Agreement, the ‘‘Exchange Ratio’’ shall be determined such that (a) the aggregate intrinsic value of the new SVI options is not greater than the aggregate intrinsic value of the Jamba Juice options immediately prior to the assumption and (b) the ratio of the exercise price per option to market value per share at the time of the exchange is unchanged. The parties have agreed that SVI will permit holders of vested Jamba Juice options to elect, on an individual basis, either to exercise such Jamba Juice options and participate in the merger or to have those Jamba Juice options assumed, on the same basis as the unvested Jamba Juice options, by SVI, unless there are, in the sole judgment and discretion of SVI, significant tax, accounting or securities laws issues (including any requirement of registering on a form other than Form S-8) with treating vested options identically to unvested options. The parties will make such determination on or before April 30, 2006.

The Merger Agreement provides for indemnification of SVI with an escrow arrangement. As the sole remedy for Jamba Juice’s indemnity obligations set forth in the Merger Agreement, at the closing the parties shall deposit $19,875,000 in cash, otherwise payable to Jamba Juice’s stockholders, to be held during the period ending one year from the closing, all in accordance with the terms and conditions of an escrow agreement to be entered into at the closing between SVI, a representative of the Jamba Juice stockholders (who shall be designated by Jamba Juice prior to the closing) and Continental Stock Transfer and Trust Company. The terms of such escrow provides that, depending on the amount of any paid claims, pending claims or claims that have not been applied against a $2,000,000 basket, $4,968,750 shall be released to the Jamba Juice stockholders on each of the six-month and nine-month periods following the closing. The balance of any amounts remaining in escrow against which no claims have been made shall be distributed to Jamba Juice’s stockholders 12 months following the closing.

The obligations of SVI to consummate the merger are subject to closing conditions, including: (i) the SVI stockholders shall have approved the transactions contemplated by the merger agreement and holders of not more than twenty percent (20%) of SVI’s shares issued in SVI’s initial public offering and outstanding immediately before the closing shall have exercised their rights to convert their shares into a pro rata share of the trust fund rather than approve the merger; (ii) certain of the officers of Jamba Juice shall have entered into employment agreements; (iii) the Jamba Juice stockholders shall have approved the transactions contemplated by the Merger Agreement; (iv) on or before April 30, 2006, all Jamba Juice warrants shall have either been amended in a manner reasonably acceptable to SVI or exercised (subject to the occurrence of the closing); (v) holders of no more than five percent (5%) of the shares of any class of securities of Jamba Juice outstanding immediately before the closing shall have taken action to exercise their appraisal rights pursuant to Section 1301 of the California General Corporations Law; (vi) all specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired and no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger substantially on the terms contemplated by the merger agreement; and (vii) the absence of any action, suit or proceeding challenging or preventing the merger.

The obligations of Jamba Juice to consummate the merger is subject to closing conditions similar to those of SVI, including conditions that SVI’s common stock will be listed for trading on the AMEX or similar exchange and there will be no action or proceeding pending or threatened against SVI to prohibit or terminate the listing of SVI common stock on the AMEX.

The Merger Agreement may be terminated at any time prior to the closing, as follows: (i) by mutual written consent of SVI and Jamba Juice; (ii) by either SVI or Jamba Juice if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable; (iii) by either SVI or Jamba Juice, if, at the SVI special meeting, (including any adjournments thereof), the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of

SVI common stock, or the holders of 20% or more of the number of shares of SVI common stock issued in SVI’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of SVI common stock held by them into cash in accordance with SVI’s certificate of incorporation; (iv) by either SVI or Jamba Juice if the closing has not occurred by August 15, 2006; or (v) subject to a 30-day cure period, by either SVI or Jamba Juice if the other party has breached any of its covenants or representations and warranties in any material respect.

Also, as part of a private placement financing, on March 10, 2006 and March 15, 2006, SVI entered into Securities Purchase Agreements and Registration Rights Agreements, with prospective investors (including certain current Jamba Juice shareholders and board members) that collectively provide for the issuance, simultaneously with the closing of the merger, of approximately 30.9 million shares of SVI common stock, at a per share purchase price of $7.50, resulting in aggregate gross proceeds to SVI of approximately $231.6 million, which funds will be used to fund the merger consideration as well as additional working and expansion capital.

One of the investors in the private placement, Berrard Holding Limited Partnership, of which Steven R. Berrard, a current director and the Chief Executive Officer of SVI is the President, is investing $400,000. In addition, a family member of I. Steven Edelson, SVI’s Vice Chairman and Vice President, has committed to investing $50,000 in the private placement financing.

In connection with the private placement financing, SVI also granted the investors certain registration rights described below. Shareholder approval for the issuance of the shares of common stock and for the insider participation in the private placement financing is required pursuant to the rules of the American Stock Exchange and such approval will be sought simultaneously with the shareholder approval for the merger.

Pursuant to the Registration Rights Agreements, SVI has granted the investors in the private placement certain rights to register the resale of the shares of common stock that they will receive. Any costs associated with filing of the registration statement will be paid by SVI. In the event the financing is completed, if SVI does not timely file the registration statement (the later of 30 days following the closing of the financing or July 7, 2006), or have it declared effective in a timely manner (within 90 days, unless not reviewed by the Securities and Exchange Commission, of filing of the registration statement), then SVI may be subject to a penalty (an amount equal to 0.5% of the financing amount payable in cash to the investors for every 30 days such delinquencies are not cured). SVI may also be subject to the same penalty if the registration statement, once effective, ceases to be usable for a period of time.

Excerpts from March 22, 2006 8-K filing –

On March 22, 2006, Services Acquisition Corp. International (‘‘SVI’’) issued a press release announcing that Jamba Juice Company’s shareholders approved the previously announced merger with SVI. Jamba Juice Company’s Board of Directors had previously approved the merger and recommended that Jamba Juice Company’s shareholders vote in favor of the proposal. No further approval by Jamba Juice Company shareholders is required. As a result, Jamba Juice Company has now satisfied one of the conditions to closing.

Excerpts from September 1, 2006 8-K filing –

On August 29, 2006, Services Acquisition Corp. International (‘‘SACI’’ or the ‘‘Company’’) entered into a second amendment with Jamba Juice Company, a California corporation, to the previously announced Agreement and Plan of Merger (‘‘Agreement’’) among SACI, JJC Acquisition Company, a California corporation and a wholly-owned subsidiary of SACI and Jamba Juice Company dated as of March 10, 2006. The Agreement was amended such that, among other things, (i) the representations and warranties of Jamba Juice Company made in the Agreement shall survive until July 31, 2007, (ii) the escrow period under the Agreement shall end on July 31, 2007 and the release of funds from escrow will be accelerated in accordance with the terms of an escrow agreement, in substantially the form attached to the Agreement, (iii) the amount of Jamba Juice Company fees and expenses incurred in connection with the merger that are to be deducted from the merger consideration to be received by the Jamba Juice Company shareholders is limited to $3,425,000, and (iv) the Agreement may be terminated by either SACI or Jamba Juice Company if the closing shall not have occurred by November 17, 2006.

In addition, on August 29, 2006, SACI entered into second amendments to the previously announced Securities Purchase Agreements dated as of March 10, 2006 and March 15, 2006, respectively. The Securities Purchase Agreements were amended such that the date by which the purchasers thereunder may terminate the agreements was extended until November 17, 2006. SACI has received copies of such amendments executed by all purchasers required to effect such amendments.

ITEM 8.01    OTHER EVENTS.

On July 6, 2005, the initial public offering (‘‘IPO’’) of 15,000,000 Units (‘‘Units’’) of Services Acquisition Corp. International (the ‘‘Company’’) was consummated. Each Unit consists of one share of Common Stock, $.001 par value per share (‘‘Common Stock’’), and one warrant (‘‘Warrants’’) to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $120,000,000. Audited financial statements as of July 6, 2005 reflecting receipt of the proceeds upon consummation of the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

On July 7, 2005, the underwriters of Services Acquisition Corp International’s recent initial public offering acquired an additional 2,250,000 Units (‘‘Units’’) pursuant to the over-allotment option granted to the underwriters. Each Unit consists of one share of Common Stock, $.001 par value per share (‘‘Common Stock’’), and one warrant (‘‘Warrant’’) to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit. All of the net proceeds from the over-allotment option have been deposited into the trust account established in connection with the public offering. An audited balance sheet of the Company as of July 7, 2005 reflecting exercise of the over-allotment option is included as Exhibit 99.1 to this Amendment No. 2 to the Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

99.1	Audited Financial Statements
99.2	Press Release dated July 6, 2005.
99.3	Press Release dated July 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICES ACQUISITION CORP.
INTERNATIONAL
Dated: November 7, 2006
/s/ Steven R. Berrard
Steven R. Berrard
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Audited Financial Statements
99.2	Press Release dated July 6, 2005
99.3	Press Release dated July 7, 2005